UNANIMOUS WRITTEN CONSENT WITHOUT A MEETING OF
                             THE BOARD OF DIRECTORS
                                       OF
                              PCSUPPORT.COM, INC.

        The undersigned, being all the directors of PCSupport.com, Inc. a Nevada corporation (the "Corporation"), hereby consents to the adoption of the following resolution by written consent without a meeting this 13th day of December 2002, pursuant to the Nevada Revised Statutes, as amended;

         WHEREAS, the Corporation believes that it is in the best interest of the Corporation and the Corporation's shareholders that Michael G. McLean, Chairman of the Board, President and director, Steven W. Macbeth, director, Chief Financial Officer and director, hereby resign from their respective positions as officers and directors from PCSupport.com, Inc. effective immediately; and

        WHEREAS, the Corporation believes that it is in the best interest of the Corporation and the Corporation's shareholders that the Corporation hereby appoint Daymon Bodard as the Corporation's President, Secretary, Treasurer and sole director effective immediately.

         THEREFORE, BE IT RESOLVED, that the Corporation hereby accepts the resignations of Michael G. McLean and Steven W. Macbeth as officers and directors and accepts the appointment of Daymon Bodard as the Corporation's President, Secretary, Treasurer and sole director effective immediately; and

         BE IT FURTHER RESOLVED that the directors of this Corporation are empowered and directed, in the name of an on behalf of this Corporation, to execute and sign this resolution; and the officers of this Corporation are empowered and directed in the name of an on behalf of this Corporation to execute and deliver all documents, to make all payments, and to perform any other act as may be necessary from time to time to carry out the purposes and intent of these resolutions. All such acts and doings of the officers of this Corporation consistent with the purpose of this resolution is hereby authorized, approved, ratified and confirmed in all respects.

Dated:  December 13, 2002

/s/ Michael G. McLean
---------------------------------
    Michael G. McLean


/s/ Steven W. Macbeth
---------------------------------
    Steven W. Macbeth